Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q3 2013 Results

New York, NY – November 13, 2013—Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter ended September 30, 2013.

Business Update

We have had strong growth in assets under management for the twelve months ended September 30, 2013. In addition we have experienced strong revenue growth in the three month period ending September 30, 2013. At September 30, 2013, assets under management had risen to $14.6 billion from $13.9 billion as of June 30, 2013. We are very pleased with these results and in conjunction with this, we are announcing that the amount of our initial dividend will be 12 cents per share payable on December 19, 2013 to shareholders of record on December 5, 2013.

Third Quarter 2013 Highlights

•	Assets Under Management (“AUM”) of $14.6 billion at September 30, 2013

•	Revenue of $14.7 million

•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $2.2 million and $0.7 million, respectively.

•	Basic and diluted net income per share of $0.14

•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $4.3 million

•	Adjusted net income[1] of $1.9 million

•	Adjusted basic and diluted earnings per share[1] of $0.16

The table below presents a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures and AUM.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands except as indicated)	2013	2012	2013	2012
Revenue	$14,737	$12,759	$42,894	$37,546
Income before other income (expense), net	$3,187	$4,938	$14,785	$14,917
Net income	$2,249	$4,658	$13,179	$14,066
Net income attributable to Silvercrest	$734	NA	$11,664	NA
Adjusted EBITDA[1]	$4,286	$3,792	$12,816	$10,568
Adjusted EBITDA margin[1]	29.1%	29.7%	29.9%	28.2%
Adjusted net income[1]	$1,925	$1,703	$5,813	$4,640
Adjusted basic earnings per share[1]	$0.16	$0.16	$0.49	$0.44
Adjusted diluted earnings per share[1]	$0.16	$0.16	$0.47	$0.43
Assets under management at period end (billions)	$14.6	$11.2	$14.6	$11.2
Average assets under management (billions)[2]	$14.3	$11.0	$12.9	$10.7

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

AUM Increased to $14.6 billion

Silvercrest’s AUM increased by $0.7 billion, or 5.0%, to $14.6 billion at September 30, 2013 from $13.9 billion at June 30, 2013. The increase was attributable to $0.5 billion in market appreciation in addition to net client inflows of $0.2 billion.

Silvercrest’s AUM increased by $3.4 billion, or 30.4%, to $14.6 billion at September 30, 2013 from $11.2 billion at December 31, 2012. The increase was attributable to $1.9 billion of net client inflows, related primarily to the Ten-Sixty Asset Management, LLC (“Ten-Sixty”) asset acquisition, and $1.5 billion in market appreciation.

Third Quarter 2013 vs. Third Quarter 2012

Revenue increased by $1.9 million, or 15.5%, to $14.7 million for the three months ended September 30, 2013, from $12.8 million for the three months ended September 30, 2012. This increase was driven primarily by growth in the Company’s management and advisory fees as a result of increased AUM.

Total expenses increased by $3.7 million, or 47.7%, to $11.5 million for the three months ended September 30, 2013 from $7.8 million for the three months ended September 30, 2012. This increase was primarily attributable to increases in compensation and benefits expense and general and administrative expenses of $3.6 million and $0.1 million, respectively. The increase in compensation and benefits expense was primarily attributable to an increase in the accrual for bonuses of $3.2 million as a result of the recognition of partner incentive payments as compensation expense that began in the third quarter of this year subsequent to the completion of our IPO.

Consolidated net income was $2.2 million. Net income attributable to Silvercrest was $0.7 million, or $0.14 per basic and diluted share for the three months ended September 30, 2013. The Company’s Adjusted Net Income1 was $1.9 million, or $0.16 per adjusted basic and diluted share4 for the three months ended September 30, 2013.

Adjusted EBITDA1 was $4.3 million or 29.1% of revenue for the three months ended September 30, 2013 as compared to $3.8 million or 29.7% of revenue for the same period in the prior year.

Nine Months Ended September 30, 2013 vs. Nine Months Ended September 30, 2012

Revenue increased by $5.3 million, or 14.2%, to $42.9 million for the nine months ended September 30, 2013, from $37.6 million for the nine months ended September 30, 2012. This increase was driven primarily by growth in the Company’s management and advisory fees as a result of increased AUM.

Total expenses increased by $5.5 million, or 24.2%, to $28.1 million for the nine months ended September 30, 2013 from $22.6 million for the nine months ended September 30, 2012. This increase was primarily attributable to increases in compensation and benefits expense and general and administrative expenses of $5.1 million and $0.4 million, respectively. The increase in compensation and benefits expense was primarily attributable to an increase in the accrual for bonuses of $3.2 million as a result of the recognition of partner incentive payments as compensation expense that began in the third quarter of this year subsequent to the completion of our IPO. Also, special non-principal bonuses of $0.8 million that were paid in July 2013 upon completion of Silvercrest’s initial public offering, an increase in salaries and benefits expense of $0.6 million and $0.2 million, respectively, as a result of both merit increases and increased headcount, and increased equity-based compensation expense of $0.3 million, primarily due to an increase in the fair value of the Company’s previously issued deferred equity units. The increase in general and administrative expenses was primarily due to an increase in occupancy expense of $0.6 million because in 2012, after reoccupying space at the Company’s headquarters, it reversed a lease abandonment liability that was originally recorded in 2009. This had the effect of reducing occupancy expense in 2012.

The portion of the results for the nine months ended September 30, 2013 represented by the results for the six months ended June 30, 2013 are those of the Company’s accounting predecessor, Silvercrest L.P., and as a result, did not take into consideration changes related to the Company’s initial public offering3. Consolidated net income was $13.2 million. Net income attributable to Silvercrest was $11.7 million, or $1.34 and $1.31 per basic and diluted share/unit, respectively, for the nine months ended September 30, 2013.  Weighted average shares/units for the nine months ended September 30, 2013 includes weighting for our units outstanding, on a converted basis, as of the completion of our initial public offering in addition to the weighted average Class A shares outstanding for the three months ended September 30, 2013.

Silvercrest’s Adjusted Net Income1 was $5.8 million, or $0.49 and $0.47 per adjusted basic and diluted share4, respectively, for the nine months ended September 30, 2013.

Adjusted EBITDA1 was $12.8 million or 29.9% of revenue for the nine months ended September 30, 2013 as compared to $10.6 million or 28.2% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $25.1 million at September 30, 2013, compared to $13.4 million at December 31, 2012. Silvercrest L.P. had notes payable of $9.7 million at September 30, 2013 and $3.3 million at December 31, 2012. As of September 30, 2013, the principal balance on our revolving credit facility with City National Bank was $5.0 million. In July 2013, Silvercrest completed its initial public offering of 4,790,684 of its Class A common shares at $11.00 per share (the “IPO”). Silvercrest’s stock began trading on June 27, 2013 on NASDAQ under the symbol “SAMG”. The net proceeds from the IPO, which were received on July 2, 2013, were $47.9 million. In connection with the IPO, the Company used a portion of the net proceeds to purchase 3,540,684 Class B units from partners of Silvercrest L.P. for $35.4 million. The amounts due to Silvercrest L.P. partners were paid out on July 2, 2013. Furthermore, on July 12, 2013, Silvercrest sold an additional 718,603 shares of its Class A common stock at $11.00 per share pursuant to the underwriters’ exercise in full of the over-allotment option that Silvercrest granted to the underwriters in connection with its IPO. The net proceeds from this exercise, which were received on July 12, 2013, were $7.4 million.

Total stockholders’ equity was $34.3 million at September 30, 2013. The Company had 5,509,297 million shares of Class A common stock outstanding and 6,461,764 million shares of Class B common stock outstanding at September 30, 2013.

On November 12, 2013, the Company’s Board of Directors declared a quarterly dividend of $0.12 per share payable on December 19, 2013 to Class A stockholders of record as of the close of business on December 5, 2013. The dividend marks the first quarterly dividend since Silvercrest’s IPO in July 2013.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze the Company’s operations between periods and over time. Investors should consider the Company’s non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]	The Company has computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.
[3]

The Company became the general partner of Silvercrest L.P. on June 26, 2013, but net income of Silvercrest L.P. was allocated to the Company effective July 2013 as allocable net income prior to July 2013 was de minimis. Accordingly, the portion of the Condensed Consolidated Statements of Operations for the nine months ended September 30, 2013 represented by the six months ended June 30, 2013 does not represent earnings attributable to the Class A stockholders.

[4]

Adjusted basic and diluted earnings per share measures for the three and nine months ended September 30, 2013 are based on the number of shares of Class A common stock and Class B common stock outstanding as of September 30, 2013.

Conference Call

The Company will host a conference call on November 14, 2013, at 8:30am (Eastern Time) to discuss these results. Hosting the call will be G. Moffett Cochran, Chief Executive Officer, Richard R. Hough III, President and Chief Operating Officer and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-866-394-9665 or for international listeners the call may be accessed by dialing 1-253-237-1128. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements And Other Disclosures

Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and Silvercrest’s future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Silvercrest brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in the Company’s prospectus dated June 26, 2013, filed with the Securities and Exchange Commission in accordance with Rule 424(b) and the Securities Act of 1933, as amended. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release. Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Charlottesville and Los Angeles, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0727

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenue
Management and advisory fees	$13,516	$11,542	$39,245	$33,870
Performance fees and allocations	14	34	17	50
Family office services	1,207	1,183	3,632	3,626
Total revenue	14,737	12,759	42,894	37,546
Expenses
Compensation and benefits	8,388	4,815	19,513	14,415
General and administrative	3,162	3,006	8,596	8,214
Total expenses	11,550	7,821	28,109	22,629
Income before other income (expense), net	3,187	4,938	14,785	14,917
Other income (expense), net
Other income (expense), net	29	29	86	90
Interest income	36	34	85	120
Interest expense	(180)	(53)	(288)	(259)
Total other income (expense), net	(115)	10	(117)	(49)
Income before provision for income taxes	3,072	4,948	14,668	14,868
Provision for income taxes	(823)	(290)	(1,489)	(802)
Net income	$2,249	$4,658	$13,179	$14,066
Less: net income attributable to non-controlling interests	(1,515)		(1,515)
Net income attributable to Silvercrest	$734		$11,664
Net income per share/unit:
Basic	$0.14	$0.44	$1.34	$1.33
Diluted	$0.14	$0.44	$1.31	$1.32
Weighted average shares/units outstanding:
Basic	5,363,493	10,547,365	8,716,686	10,544,323
Diluted	5,363,493	10,693,816	8,873,877	10,690,775

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA	2013	2012	2013	2012
Reconciliation of non-GAAP financial measure:
Net income	$2,249	$4,658	$13,179	$14,066
Provision for income taxes	823	290	1,489	802
Interest expense	180	53	288	259
Interest income	(36)	(34)	(85)	(120)
Partner/member incentive allocations (A)	—	(2,524)	(6,000)	(6,972)
Depreciation and amortization	501	490	1,455	1,444
Equity-based compensation	433	444	1,469	1,251
Other adjustments (B)	136	415	1,021	(162)
Adjusted EBITDA	$4,286	$3,792	$12,816	$10,568
Adjusted EBITDA Margin	29.1%	29.7%	29.9%	28.2%

(A)

Partner/member incentive allocations have historically been treated as distributions of net income and recorded when paid. Upon the completion of Silvercrest’s reorganization and initial public offering, the Company accounts for partner incentive payments as an expense in its statement of operations. Accordingly, this had the effect of increasing compensation expense relative to the amounts that had been recorded historically in the Company’s financial statements.

(B)	Other adjustments consist of the following:

Loss on sub-lease (a)	$(21)	$(21)	$(63)	$(63)
Lease abandonment (reversal)/charge (b)	—	—	—	(662)
Fund redemption costs (c)	—	—	—	9
IPO professional fees (d)	43	263	23	366
IPO-related non-principal bonuses	—	—	754	—
Acquisition costs (e)	16	21	90	36
Other (f)	98	152	217	152
Total other adjustments	$136	$415	$1,021	$(162)

(a)

Reflects the amortization recognized, on a present value basis, between the per square foot rental rate for the Company’s primary lease and a sub-lease that the Company signed in 2011 with a sub-tenant for its headquarters in New York.

(b)

Reflects the reversal of the remaining rent expense on a portion of the Company’s unutilized space at its headquarters that the Company abandoned in 2009 and reoccupied in May 2012. A portion of this space is subleased through September 29, 2017.

(c)

Includes the costs associated with the reimbursement to one of the Company’s funds for the difference between the value of certain investor redemptions and the actual proceeds of the underlying securities in 2012 and 2011.

(d)	Represents professional fees incurred in conjunction with the preparation and reporting related to our IPO.
(e)

Reflects the legal and accounting fees associated with the closing of the Ten-Sixty asset acquisition in 2013 and the MW Commodity Advisors, LLC (“Commodity Advisors”) acquisition in 2012. Also reflects transition expenses related to integrating the Ten-Sixty acquisition in 2013, and expenses related to relocating Milbank Winthrop & Co. personnel and operations to the Company’s headquarters that were incurred during the year ended December 31, 2012.

(f)

Represents the accrual of Quarterly Income Payments, as defined in the Commodity Advisors purchase agreement, related to the Commodity Advisors acquisition and other one-time costs related to client promotion and the relocation of a partner of Silvercrest L.P.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)

Adjusted Net Income and Adjusted Earnings Per Share Measures

(Unaudited and in thousands, except per share amounts or as noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Net Income and Adjusted Earnings Per Share	2013	2012	2013	2012
Reconciliation of non-GAAP financial measure:
Consolidated net income	$2,249	$4,658	$13,179	$14,066
Consolidated GAAP provision for income taxes	823	290	1,489	802
Partner/member incentive allocations (See A in Exhibit 2)	—	(2,524)	(6,000)	(6,972)
Other adjustments (See B in Exhibit 2)	136	415	1,021	(162)
Adjusted income before provision for income taxes	$3,208	$2,839	$9,689	$7,734
Adjusted provision for income taxes:
Adjusted provision for income taxes (40% assumed tax rate)	(1,283)	(1,136)	(3,876)	(3,094)
Adjusted net income	$1,925	$1,703	$5,813	$4,640
Adjusted earnings per share/unit:
Basic	$0.16	$0.16	$0.49	$0.44
Diluted	$0.16	$0.16	$0.47	$0.43
Shares/units outstanding:
Basic Class A shares outstanding	5,509	—	5,509	—
Basic Class B shares/units outstanding	6,462	10,547	6,462	10,544
Total basic shares/units outstanding	11,971	10,547	11,971	10,544

Diluted Class A shares outstanding	5,509	—	5,509	—
Diluted Class B shares/units outstanding (C)	6,891	10,694	6,891	10,691
Total diluted shares/units outstanding	12,400	10,694	12,400	10,691

(C)

Includes 191,828 unvested deferred equity units as of September 30, 2013. Also, 237,089 and 146,452 performance units, which are conditionally issuable units that would be issuable if September 30, 2013 and 2012, respectively, was the end of the contingency period, are included.

Exhibit 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition

(Unaudited)

(in thousands)

	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$25,055	$13,443
Restricted certificates of deposit and escrow	1,078	1,020
Investments	84	1,980
Receivables, net	3,930	3,675
Due from Silvercrest Funds	1,594	1,622
Furniture, equipment and leasehold improvements, net	1,835	2,061
Goodwill	18,236	15,891
Intangible assets, net	12,954	12,363
Deferred tax asset – tax receivable agreement	12,204	—
Prepaid expenses and other assets	896	399
Total assets	$77,866	$52,454
Liabilities, Redeemable Partners’ Capital and Stockholders’ Equity/Partners’ Deficit
Accounts payable and accrued expenses	$3,436	$4,513
Accrued compensation	11,334	3,656
Notes payable	9,715	3,315
Borrowings under revolving credit facility	5,022	—
Deferred rent	1,870	2,268
Deferred tax and other liabilities	3,759	565
Total liabilities	35,136	14,317
Redeemable partners’ capital	—	102,017
Notes receivable from partners	—	(3,410)
Total redeemable partners’ capital	—	98,607
Commitments and Contingencies Stockholders’ Equity/Partners’ Capital
Preferred Stock, par value $0.01, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01, 50,000,000 shares authorized; 4,790,694 issued and outstanding	55	—
Class B Common Stock, par value $0.01, 25,000,000 shares authorized; 6,459,316 issued and outstanding	65	—
Additional Paid-In Capital	33,405	—
Retained earnings	734	—
Partners’ capital	—	47,904
Excess of liabilities, redeemable partners’ capital and partners’ capital over assets	—	(108,374)
Total stockholders’ equity/partners’ deficit	34,259	(60,470)
Non-controlling interests	8,471	—
Total stockholders’ equity/partners’ deficit	42,730	(60,470)
Total liabilities, redeemable partners’ capital and stockholders’ equity/partners’ deficit	$77,866	$52,454

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

	Three Months Ended September 30,		% Change From September 30,
	2013	2012	2012
Beginning assets under management	$13.9	$10.7	29.9%
Gross client inflows	0.8	1.5	-46.7%
Gross client outflows	(0.6)	(1.3)	-53.8%
Market appreciation	0.5	0.3	66.7%
Ending assets under management	$14.6	$11.2	30.4%

	Nine Months Ended September 30,		% Change From September 30,
	2013	2012	2012
Beginning assets under management	$11.2	$10.1	10.9%
Gross client inflows	5.0	4.9	2.0%
Gross client outflows	(3.1)	(4.3)	-27.9%
Market appreciation	1.5	0.5	200.0%
Ending assets under management	$14.6	$11.2	30.4%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended September 30,		% Change From September 30,
	2013	2012	2012
Beginning assets under management	$8.6	$7.6	13.2%
Gross client inflows	0.7	1.4	-50.0%
Gross client outflows	(0.5)	(1.2)	-58.3%
Market appreciation	0.4	0.3	33.3%
Ending assets under management	$9.2	$8.1	13.6%

	Nine Months Ended September 30,		% Change From September 30,
	2013	2012	2012
Beginning assets under management	$8.0	$7.0	14.3%
Gross client inflows	2.8	4.5	-37.8%
Gross client outflows	(2.6)	(3.9)	-33.3%
Market appreciation	1.0	0.5	100.0%
Ending assets under management	$9.2	$8.1	13.6%

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended		% Change From
	September 30,		September 30,
	2013	2012	2012
Beginning assets under management	$5.3	$3.1	71.0%
Gross client inflows	0.1	0.1	0.0%
Gross client outflows	(0.1)	(0.1)	0.0%
Market appreciation	0.1	—
Ending assets under management	$5.4	$3.1	74.2%

	Nine Months Ended		% Change From
	September 30,		September 30,
	2013	2012	2012
Beginning assets under management	$3.1	$3.1	0.0%
Gross client inflows	2.2	0.4	450.0%
Gross client outflows	(0.4)	(0.4)	0.0%
Market appreciation	0.5	—
Ending assets under management	$5.4	$3.1	74.2%

Exhibit 8

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of September 30, 2013

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE

as of 09/30/13

			annualized performance
	inception	1-year	3-year	5-year	7-year	inception
Large Cap Value Composite	4/1/02	23.6	16.0	10.0	6.7	7.5
Russell 1000 Value Index		22.3	16.3	8.9	4.2	6.2

Small Cap Value Composite	4/1/02	31.6	20.8	14.6	12.3	11.4
Russell 2000 Value Index		27.0	16.6	9.1	5.4	8.2

Smid Cap Value Composite	10/1/05	26.4	18.3	10.6	9.2	9.2
Russell 2500 Value Index		27.6	17.1	11.1	6.4	7.0

Multi Cap Value Composite	7/1/02	24.4	17.9	12.3	8.7	8.9
Russell 3000 Value Index		22.7	16.3	8.9	4.3	7.3

Equity Income Composite	12/1/03	24.3	18.2	11.9	9.7	11.5
Russell 3000 Value Index		22.7	16.3	8.9	4.3	7.4

Focused Value Composite	9/1/04	28.3	16.7	12.5	9.0	10.5
Russell 3000 Value Index		22.7	16.3	8.9	4.3	6.9

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”). Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account.  Investment management fees have a compounding effect on cumulative results.  For example, assume SAMG LLC achieves a 10% annual return prior to the deduction of fees each year for a period of 10 years.  If an annual investment management fee of 1% of assets under management for the 10 year period were charged, the resulting annual average return after fees would be reduced to 8.9%.  Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 smallest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.

Exhibit 9

Silvercrest Asset Management Group Inc.

Fixed Income Investment Strategy Composite Performance1

As of September 30, 2013

(Unaudited)

MODEL PORTFOLIO PERFORMANCE

as of 9/30/2013

			annualized performance
	inception	1-year	3-year	5-year	7-year	inception
Income Portfolio	5/1/03	10.0	7.6	7.4	5.9	6.7
U.S. Stock/Bond Mix (40/60)[2]		6.6	8.3	8.5	6.2	6.7

Balanced Portfolio	5/1/03	13.2	9.3	8.4	6.4	7.8
U.S. Stock/Bond Mix (60/40)[2]		10.8	10.9	9.5	6.4	7.5

Growth Portfolio	5/1/03	19.2	12.8	10.5	7.0	9.1
U.S. Stock/Bond Mix (85/15)[2]		16.1	14.3	10.1	6.1	8.1
Barclays Aggregate[3]		(1.7)	2.9	5.4	5.1	4.6
S&P 500[3]		19.3	16.3	10.0	5.6	8.2

[1]

Returns are based upon a time weighted rate of return of various fully discretionary fixed income portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by SAMG LLC. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account.  Investment management fees have a compounding effect on cumulative results.  For example, assume SAMG LLC achieves a 10% annual return prior to the deduction of fees each year for a period of 10 years.  If an annual investment management fee of 1% of assets under management for the 10 year period were charged, the resulting annual average return after fees would be reduced to 8.9%.  Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The equity benchmark is the S&P 500 Index and the fixed income benchmark is the Barclays Aggregate Bond Index.

[3]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Barclays Aggregate Bond Index is an index of investment grade government and corporate bonds with a maturity of more than one year.

The S&P 500 Index is a capitalization-weighted, unmanaged index that measures 500 widely held US common stocks of leading companies in leading industries, representative of the broad US equity Market.